EXHIBIT 10.49

                          MORTGAGE, FIXTURE FILING AND
                         ASSIGNMENT OF LEASES AND RENTS


                                      from



                             KOLAR, INC., Mortgagor


                                       to


                              JPMORGAN CHASE BANK,
                       as Administrative Agent, Mortgagee



                            DATED AS OF JUNE 25, 2002


                          PRINCIPAL AMOUNT: $704,484.41


                       After recording, please return to:



                             Herrick, Feinstein LLP
                                  2 Park Avenue
                            New York, New York 10016



                             ATTN: David Rosen, Esq.



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                                                                      [New York]
                          MORTGAGE, FIXTURE FILING AND
                         ASSIGNMENT OF LEASES AND RENTS

                                   (Tranche C)

         THIS MORTGAGE, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS dated as of June 25, 2002 is made by KOLAR, INC., a Delaware corporation ("Mortgagor"), whose address is 200A Executive Drive, Edgewood, New York 11717 to JPMORGAN CHASE BANK, a New York banking corporation ("JPM"), as Administrative Agent for the Lenders (each term as defined in the Restated Credit Agreement hereinafter defined; JPM, in such capacity, "Mortgagee"), whose address is 270 Park Avenue, New York, New York 10017. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

A. Mortgagor is the owner of the parcels of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

B. Mortgagor is a party to that certain Amended and Restated Credit Agreement dated as of even date herewith (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Restated Credit Agreement") among Mortgagor, CPI Aerostructures, Inc., the several banks and other financial institutions from time to time parties thereto (the "Lenders") and JPM, as Administrative Agent for the Lenders. In the event of any conflict between the terms and provisions of this Mortgage and the provisions of the Restated Credit Agreement, the applicable terms and provisions of the Mortgage shall govern and control. Capitalized terms used and not defined herein shall have the respective meanings assigned thereto in the Restated Credit Agreement.

C. Pursuant to the Restated Credit Agreement, JPM as the Tranche C Term Loan Lender thereunder has made a certain Tranche C Term Loan to Mortgagor in the aggregate principal amount of $704,484.41, (the "Tranche C Loan").

D. The Tranche C Loan is evidenced by a promissory note of Mortgagor made payable to the order of the Mortgagee (as the same may be amended, restated, replaced, modified or otherwise supplemented from time to time, collectively, the "Tranche C Note"). The Tranche C Loan bears interest at the rate set forth in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean, at any time, the rate of interest applicable to overdue principal amounts of the Tranche C Loan as provided in the Credit Agreement.

E. It is a condition precedent to the obligation of JPM to make the Tranche C Loan to Mortgagor that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the benefit of JPM.



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                                Granting Clauses

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

         (a) (i) the repayment of the indebtedness evidenced by the Tranche C Note, and (ii) all interest (including, without limitation, interest accruing after the maturity of the Tranche C Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Mortgagor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Mortgagee that are required to be paid by Mortgagor in respect of the Tranche C Note pursuant to the terms of the Restated Credit Agreement or this Mortgage) or otherwise payable thereon (the items set forth in clauses (i) and (ii) being referred to collectively as the "Indebtedness"); and

         (b) the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Tranche C Loan under the Restated Credit Agreement, the Tranche C Note, this Mortgage, any other document securing payment of the Indebtedness (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Note, the Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents");

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

         (A) the Real Estate;

         (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

         (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

         (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs" storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description Call of the foregoing in this paragraph (D) being referred to as the "Equipment");

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         (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

         (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

         (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

         (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all such insurance policies and the proceeds thereof (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

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         (I) all right, title and interest of Mortgagor, in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

         (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

         (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, (i) any right to payment now existing or hereafter arising for rental of space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Mortgaged Property and (ii) all rights to payment from any consumer credit-charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the Mastercard or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom; and

         (L) all proceeds, both cash and noncash, of the foregoing;

         (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Mortgaged Property").

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

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SUBORDINATION

                  Notwithstanding anything to the contrary contained herein, this Mortgage is and shall at all times whether before, after or during the pending of any bankruptcy, reorganization or other insolvency proceeding be junior, subject and subordinate in each and every respect to the first lien of that certain Mortgage, Fixture Filing and Assignments of Rents and Leases dated as of October 9, 1997 and recorded on October 9, 1997 in the office of the County Clerk for Tompkins County in Book 1127, page 225 made by Mortgagor to JPM (formerly The Chase Manhattan Bank) as Administrative Agent, (in such capacity, including its successors and assigns, "Prior Mortgagee"), and to any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements thereof and increases in the amount secured thereby (the "Prior Mortgage"), and to all Permitted Encumbrances (as defined in the Prior Mortgage), and the Prior Mortgage shall be and remain a first lien against the premises encumbered hereby for so long as the debt secured by the Prior Mortgage is outstanding.

                  For so long as the debt secured by the Prior Mortgage shall be outstanding, Mortgagor and Mortgagee agree that:

                  (a) Mortgagee shall not amend or consent to any amendment to or other modification of the Tranche C Note or this Mortgage without the prior written consent of the Tranche A Loan Lenders;

                  (b) The rights of Mortgagee to take, demand or receive, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment or security for the indebtedness evidenced by the Tranche C Note are subject to and governed by that certain Tranche C Intercreditor and Subordination Agreement dated as of the date hereof by and among Mortgagor, Mortgagee, JPM as the Tranche C Loan Lender, and CPI Aerostructures, Inc., as the same may be amended, supplement, restated, replaced or otherwise modified from time to time.

                              Terms and Conditions

                  Mortgagor further represents, warrants, covenants and, agrees with Mortgagee as follows:

1. Warranty of Title. Mortgagor warrants the title to the Premises, subject only to the matters that were set forth in Schedule B of the title insurance policy previously issued to Mortgagee to insure the lien of a Mortgage previously issued to Mortgagee by Tycor Title Insurance Company on October 9, 1997, in respect of the Mortgage to which this Mortgage is subordinate as provided herein (the "Permitted Exceptions"). Mortgagor also represents and warrants that (i) the execution and delivery of this Mortgage by the Mortgagor does not constitute a "fraudulent conveyance" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute, and (ii) no bankruptcy or insolvency proceedings are pending or contemplated by or against the Mortgagor.

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2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Note and shall perform all the Obligations.

3. Requirements.

         (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy" possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred-to as the "Legal Requirements".

         (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate so as to constitute an illegal subdivision or to prohibit the Premises and Improvements from being conveyed as one zoning or tax lot. Mortgagor represents that the Premises are not part of a larger tract of land owned by Mortgagor or its affiliates or otherwise considered as part of one zoning or tax lot, or, if they are that any authorization or variance required for the subdivision of such larger tract which a sale of the Premises would entail has been obtained from all appropriate Governmental Authorities so that the Premises and Improvements constitute one zoning or tax lot capable of being conveyed as such. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

         (c) Mortgagor shall have the right to contest or object in good faith to the validity or applicability to the Premises of any Legal Requirement by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to comply with any such Legal Requirement as provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to a Legal Requirement, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, for the noncompliance with the contested Legal Requirement prior to final determination of such proceedings and (iii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee in the amount equal to any interest and penalty which may be imposed for noncompliance with such Legal Requirement and which could become a charge against the Real Estate or any part of the Mortgaged Property.

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4. Payment of Taxes and Other Impositions. (a) Promptly when due, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Mortgagor shall, within 30 days after request by Mortgagee, deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition) , Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

         (b) Nothing herein shall affect any right or remedy of Mortgagee under. this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate.

         (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

         (d) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.

         (e) Upon written notice to Mortgagor, Mortgagee shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon. Any funds so collected by Mortgagee shall be used to pay Impositions as they become due.

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5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises

                  (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss. The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss;

                  (ii) comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall request from time to time;

                  (iii) when and to the extent required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

                  (iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

                  (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

                  (vi) during the course of any construction or repair of the Improvements, workers, compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Mortgagee, but in no event less than the limits established by law;

                  (vii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Mortgagee, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

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                  (viii) boiler and machinery property insurance covering
pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

                  (ix) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

                  (x) such other insurance in such amounts as Mortgagee may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30-days, prior written notice to Mortgagee, (ii) with respect to all property insurance, provide for deductibles not to exceed $25,000, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XII, or otherwise as approved by Mortgagee, and (iii) contain an "manuscript" endorsement providing that Mortgagor may not unilaterally cancel such policy without Mortgagee's prior written consent. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the' adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be satisfactory to Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Mortgagee, Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

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         (b) Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee with standard non-contributory mortgage clauses in favor of and acceptable to Mortgagee. Upon request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

         (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

         (d) Mortgagor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Mortgage and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

         (e) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

         (f) (f) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give immediate notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty, then provided no Event of Default shall have occurred and be continuing, (i) if the cost to repair such damage is less than the lesser of (x) 5% of the replacement cost of the Improvements at the affected Real Estate site and (y) $100,000, both as determined by Mortgagee in its sole and absolute discretion, Mortgagor shall have the right to adjust such loss, and (ii) if the cost to repair such damage exceeds the foregoing limit but is less than $150,000 as determined by Mortgagee in its sole and absolute discretion, Mortgagor and Mortgagee shall jointly adjust such loss and, under both clauses (i)and (ii) above, provided that in each instance (A) Mortgagor shall have notified Mortgagee in writing within ten (10) days of the date of such fire or other casualty that Mortgagor elects to repair the Mortgaged Property substantially to its value, condition and character immediately prior to such fire or other casualty and (B) the insurance proceeds relating to such loss are received by Mortgagee at least six (6) months prior to the date of the final maturity of the Loans, then the insurance proceeds relating to such loss shall be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds $150,000, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for all loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all costs and expenses of Mortgagee in collecting such proceeds, and the balance, at Mortgagee's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Note, to fulfill any other Obligation of Mortgagor, to the restoration or repair of the property damaged, or released to Mortgagor. In the event Mortgagee elects to release such proceeds to Mortgagor, Mortgagor shall be obligated to use such proceeds to restore or repair the Mortgaged Property. Application by Mortgagee of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Note shall not excuse Mortgagor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

         (g) Upon written notice to Mortgagor, Mortgagee after an Event of Default shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon. Any funds so collected by Mortgagee shall be used to pay insurance premiums as they become due.

         (h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor only with Mortgagee's prior written consent; in the event any such consent shall be given by Mortgagee, (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property,
(B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, and as otherwise expressly permitted under the Restated Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

7. Due on Sale and Other Transfer Restrictions. Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property. Further, without the prior written consent of Mortgagee in its sole discretion, the ultimate beneficial ownership of Mortgagor and the partners of Mortgagor (in the case of a partnership) shall not be changed or altered, by sale, assignment, transfer, pledge foreclosure or otherwise, from the ultimate beneficial ownership on the date hereof.

8. Limitation on Fundamental Changes. Mortgagor agrees that:

         (i) Mortgagor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity; and

         (ii) Mortgagor shall not engage in any business other than the ownership and operation of the Mortgaged Property and the business conducted there as of the date of this Mortgage without the prior written consent of Mortgagee.

9. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee.

         (b) Mortgagee and any persons authorized by Mortgagee, at any reasonable time and as often as may reasonably be desired upon notice given reasonably in advance, shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

         (c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

10. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

11. Restoration. If Mortgagee elects to release funds to Mortgagor for restoration of any of the Mortgaged Property, then such restoration shall be performed only in accordance with the following conditions:

         (a) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Mortgagee;

         (b) prior to making any advance of restoration funds, Mortgagee shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration;

         (c) at the time of any disbursement of the restoration funds, (A) no Default (as defined below) shall then exist, (B) no mechanics, or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Mortgagee;

         (d) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Mortgagee;

         (e) with respect to each advance of restoration funds, Mortgagee may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

         (f) the restoration funds shall bear no interest and may be commingled with Mortgagee's other funds;

         (g) Mortgagee may impose such other conditions as are customarily imposed by construction lenders; and

         (h) any restoration funds remaining shall be retained by Mortgagee and may be applied by Mortgagee, in its sole discretion, to the Indebtedness in the inverse order of maturity.

12. Leases. (a) Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property.

         (b) As to any Lease consented to by Mortgagee, Mortgagor shall:

                  (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

                  (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

                  (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

                  (iv) exercise, within 5 days after a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

                  (v) simultaneously deliver to mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

                  (vi) promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

                  (vii) promptly deliver to Mortgagee, upon Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

         (c) Mortgagor shall deliver to Mortgagee, within 10 days after a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may request.

         (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

         (e) As to any Lease now in existence or subsequently consented to by Mortgagee, Mortgagor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date. The provisions of this subsection are made with reference to Section 291-f of the Real Property Law of the State of New York.

         (f) If any act or omission of Mortgagor would give any lessee under any Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Mortgagee and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

         (g) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d)-(g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

13. Further Assurances/Estoppel Certificates. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee. Mortgagor, within 5 business days after request, shall deliver, in form and substance satisfactory to Mortgagee, a written statement, duly acknowledged, setting forth the amount of the Indebtedness, and whether any offsets, claims, counterclaims or defenses exist against the Indebtedness and certifying as to such other matters as Mortgagee shall reasonably request.

14. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee. To the extent that any such amounts or costs paid by Mortgagee shall constitute payment of (i) Impositions; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding or enforcing the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (iv) costs of removal of or otherwise related to Hazardous Materials (as defined below) or asbestos; or (v) any amount, costs or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon at the Default Rate, shall be added to the Indebtedness and shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. if. any payment required to be made by Mortgagor under this Mortgage shall not be paid by Mortgagor within fifteen (15) days after the date upon which it is due, then in addition to any interest thereon at the Default Rate as may be provided for herein, Mortgagor shall pay to Mortgagee upon demand an amount equal to two percent (2%) of such unpaid payment to defray expenses incurred by Mortgagee in handling and processing such delinquent payment, which amount shall be added to the Indebtedness and shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

15. Mortgagor's Existence, etc. Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in each state in which the Real Estate is located. Mortgagor represents and warrants that Mortgagor is' a duly organized and validly, existing corporation or general or limited partnership, as the case may be, in good standing, and this Mortgage has been executed by a duly authorized partner or officer thereof, as applicable. This Mortgage constitutes the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

16. Financial Statements; Certificates; Other Information. (a) Mortgagor shall deliver to Mortgagee (i) all financial statements, certificates and other information required to be delivered under the Restated Credit Agreement, and
(ii) within 120 days after the end of each of its fiscal years a rent roll for the Premises, certified by a Responsible Officer.

         (b) Mortgagor shall furnish to Mortgagee:

                  (i) concurrently with the delivery of the financial statements referred to in subsection (a) a certificate of a Responsible Officer stating that, to the best of such person's knowledge, after such examination or investigation as is necessary to enable such person to make an informed judgment, Mortgagor during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Mortgage and all other documents evidencing, securing or relating to the Indebtedness to be observed, performed or satisfied by it, and that such person has obtained no knowledge of any Event of Default or any event which with the giving of notice or passage of time, or both, would constitute an Event of Default ("Default"), except as specified in such certificate; and

                  (ii) promptly, such additional financial and other information as mortgagee may from time to time reasonably request.

17. Notice of Certain Occurrences. Mortgagor shall give notice to Mortgagee promptly upon the occurrence of:

         (a) any litigation or proceeding affecting the Mortgaged Property or any part thereof or interest therein in which the amount involved is $50,000 or more and not fully covered by insurance or in which injunctive or similar relief is sought; and

         (b) a material adverse change in the operations or condition of the Mortgaged Property or any part thereof.

18. Hazardous Material. (a) For the purposes of this Mortgage, the following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined or regulated as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or which is or contains petroleum, gasoline, diesel fuel, another petroleum hydrocarbon product, asbestos, asbestos-containing materials or polychlorinated biphenyls and (ii) the "Environmental Requirements" shall collectively mean all present and future laws, statutes, common law, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health.

         (b) Mortgagor hereby represents and warrants to Mortgagee that to the best of Mortgagor's knowledge after diligent inquiry (i) no Hazardous Material is currently located at, on, in, under or about the Mortgaged Property, except as specifically set forth in that certain Phase I Environmental Assessment dated August 15, 1997 made by Lexicon Environmental Associates, Inc., (ii) no Hazardous Material is currently located at, in, on, under or about the Mortgaged Property in manner which violates any Environmental Requirement, or which requires cleanup or corrective action of any kind under any Environmental Requirement, (iii) no releasing, emitting, discharging, leaching, dumping, disposing or transporting of any Hazardous Material from the Mortgaged Property onto any other property or from any other property onto or into the Mortgaged Property has occurred or is occurring in violation of any Environmental Requirement, (iv) no notice of violation, non-compliance, liability or potential liability, lien, complaint, suit, order or other notice with respect to the Mortgaged Property is presently outstanding under any Environmental Requirement, nor does mortgagor have knowledge or reason to believe that any such notice will be received or is being threatened, and (v) the Mortgaged Property and the operation thereof are in full compliance with all Environmental Requirements.

         (c) Mortgagor shall comply, and shall cause all tenants or other occupants of the Mortgaged Property to comply, in all respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Mortgaged Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, or about the Mortgaged Property in a manner that could lead or potentially lead to the imposition on Mortgagor, Mortgagee or the Mortgaged Property of any liability or lien of any nature whatsoever under any Environmental Requirement. Mortgagor shall notify Mortgagee promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Mortgaged Property which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward to Mortgagee copies of any notices received by Mortgagor relating to alleged violations of any Environmental Requirement or any potential liability under any Environmental Requirement and will promptly pay when due any fine or assessment against Mortgagee, Mortgagor or the Mortgaged Property relating to any Environmental Requirement. If at any time it is it is determined that the operation or use of the Mortgaged Property in violation of any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any form of cleanup or corrective action, Mortgagor shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from Mortgagee, take, at Mortgagor's sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, mortgagor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements.

         (d) If Mortgagor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action described in clause (c) above, Mortgagee may, in its sole and absolute discretion, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by. Mortgagee (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from Mortgagor and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by Mortgagee until the date any such sums are repaid by Mortgagor to Mortgagee. Mortgagor will execute and deliver, promptly upon request, such instruments as Mortgagee may deem useful or necessary to permit Mortgagee to take any such action, and such additional notes and mortgages, as Mortgagee may require to secure all sums so advanced or paid by Mortgagee. If a lien is filed against the Mortgaged Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of Mortgagor or for which Mortgagor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Mortgaged Property is located, then Mortgagor will, within thirty (30) days from the date that Mortgagor is first given notice that such lien has been placed against the Mortgaged Property (or within such shorter period of time as may be specified by Mortgagee if such Governmental Authority has commenced steps to cause the Mortgaged Property to be sold pursuant to such lien), either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Mortgagee and is sufficient to effect a complete discharge of such lien on the Mortgaged Property.

         (e) Mortgagee may, at its option, at intervals of not less than one year, or more frequently if Mortgagee reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement, cause an environmental audit of the Mortgaged Property or portions thereof to be conducted to confirm Mortgagor's compliance with the provisions of this paragraph, and Mortgagor shall cooperate in all reasonable ways with Mortgagee connection with any such audit. If such audit discloses that a violation of or a liability under an Environmental Requirement exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Mortgagor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this paragraph, be paid by Mortgagee.

         (f) If this mortgage is foreclosed, or if the Mortgaged Property is sold pursuant to the provisions of this Mortgage, or if Mortgagor tenders a deed or assignment in lieu of foreclosure or sale, Mortgagor shall deliver the Mortgaged Property to the purchaser at foreclosure or sale or to Mortgagee, its nominee, or wholly-owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Requirements.

         (g) Mortgagor will defend, indemnify, and hold harmless Mortgagee, the Tranche C Lender, and all participants, employees, agents, officers, and directors of Mortgagee and the Tranche C Lender from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by Mortgagor of any of the provisions of this Section 18, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Mortgaged Property, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Mortgaged Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Mortgaged Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, or (v) any violation of any Environmental Requirement or any policy or requirement of Mortgagee hereunder. The aforesaid indemnification shall, notwithstanding any exculpatory or other provision of any other document or instrument now or hereafter executed and delivered in connection with the Tranche C Loan evidenced by the Tranche C Note and secured by this Mortgage, constitute the personal recourse undertakings, obligations and liabilities of Mortgagor.

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         (h) The obligations and liabilities of Mortgagor under this Section 18 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Indebtedness has been paid in full and the Obligations fully performed, and irrespective of any foreclosure of this Mortgage, sale of the Mortgaged Property pursuant to the provisions of this Mortgage or acceptance by Mortgagee, its nominee or affiliate of a deed or assignment in lieu of foreclosure or sale and irrespective of any other fact or circumstance of any nature whatsoever.

19. Asbestos. Mortgagor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Legal Requirements and with respect to any such material currently present in the Premises shall promptly either (a) remove any material which such Legal Requirements deem harmful, hazardous or injurious and require to be removed or
(b) otherwise comply with such Legal Requirements, at Mortgagor's expense. If Mortgagor shall fail to so remove or otherwise comply, Mortgagee may declare an Event of Default and/or do whatever is necessary to eliminate such substances from the Premises or otherwise comply with the applicable Legal Requirement, and the costs thereof, with interest at the Default Rate, shall be immediately due from Mortgagor to Mortgagee. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove such asbestos or substances. Mortgagor shall defend, indemnify, and save Mortgagee harmless from all loss, costs, damages and expense (including attorneys' fees and costs and consequential damages) asserted or proven against Mortgagee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Note, notwithstanding any limitation on recourse which may be contained herein or in any of the Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee.

20. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

         (a) an Event of Default shall occur under the Restated Credit
Agreement;

         (b) a failure to make payment of any sums required to be paid hereunder (including, without limitation, any Imposition) within the period required by specific provision of this Mortgage or, if no such period is so provided, by no later than three clays after written notice; or

         (c) a failure (i) to keep in force the insurance required by this Mortgage, or (ii) to comply with and conform to all provisions and requirements of the insurance policies and the insurers thereunder which would affect Mortgagor's ability to keep in force the insurance required by this Mortgage or to collect any proceeds therefrom, or (iii) to comply with any other material provisions of this Mortgage regarding insurance; or if on application of Mortgagee two or more insurance companies lawfully doing business in the State of New York refuse to issue policies of any of the insurance required by this Mortgage; or

         (d) upon the actual waste, removal or demolition of, or material alteration to, any part of the Premises (other than necessary replacements of worn or obsolete Equipment) , construction of any new Improvements or if the Mortgaged Property is not kept in good condition and repair; or

         (e) upon failure to comply promptly (except in accordance with the express provisions of Section 3(c) of this Mortgage) with any Legal Requirement or order or notice of violation of law or ordinance issued by any Governmental Authority having jurisdiction over the Premises, which failure could materially adversely affect the Mortgaged Property; or

         (f) if any representation or warranty made by Mortgagor in this Mortgage or in any certificate, document or financial or other statement furnished under or in connection with this Mortgage shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (g) if any of the Mortgaged Property is damaged or destroyed by an uninsured casualty and Mortgagor does not immediately provide funds for the restoration of the damage caused by such casualty; or

         (h) if Mortgagor shall further mortgage, pledge or otherwise encumber the Mortgaged Property or any part thereof or any interest therein or create or suffer to exist any lien, charge or other encumbrance on the Mortgaged Property or any part thereof, whether superior or subordinate to the lien of this Mortgage, whether recourse or non-recourse; or

         (i) if (i) Mortgagor shall (A) sell, transfer, convey or assign the Mortgaged Property or any part thereof or any interest therein (by operation of law or otherwise) , or (B) lease any of the Mortgaged Property without the prior written consent of Mortgagee; or (ii) if the ultimate beneficial ownership of Mortgagor shall change or be altered by sale, assignment, transfer, pledge foreclosure or otherwise, from the ultimate beneficial ownership on the date hereof; or

         (j) if Mortgagor shall (i) fail to occupy substantially all of the Mortgaged Property, or (ii) suspend operation of the business conducted by Mortgagor as of the date hereof (whether at the Mortgaged Property or otherwise); or

         (k) this Mortgage or any of the other Security Documents shall cease for any reason to be in full force and effect or Mortgagor shall' so assert in writing; or

         (l) if Mortgagee shall permit any additional lien or mortgage to encumber the Mortgaged Property (whether superior or subordinate, recourse or non-recourse) , any default shall occur in connection with such lien or mortgage; or

         (m) a failure of Mortgagor to duly perform and observe, or a violation or breach of, any other terms, covenants, provisions or conditions of this Mortgage and the continuation thereof for a 30-day period after notice shall have been given to Mortgagor by Mortgagee specifying such default and requiring such default be remedied; which period may be extended to the extent required (but not longer than 180 days) if such default is not susceptible of cure within 30 days so long as Mortgagor has commenced to cure such default within such 30-day period and is thereafter diligently prosecuting such cure to completion and so long as such delay is not likely to have a material adverse effect on either the Mortgaged Property or Mortgagee's rights under this Mortgage; provided, however, any such default that can be cured by the payment of money shall be promptly cured after notice by Mortgagee.

21. Remedies.

         (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (a) if such event is an Event of Default specified in clause (i) or (ii) of Section 7(f) of the Restated Credit Agreement, automatically the Indebtedness and all other amounts owing under the Note, this Mortgage and the other Security Documents immediately shall become due and payable, and (b) if such event is any other Event of Default, with the consent of the Required Lender Mortgagee may, or upon the request of the Required Lender Mortgagee shall, by notice to Mortgagor, declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Note, this Mortgage and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                  (i) Mortgagee may, to the extent permitted by applicable law,
         (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Note, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys, fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

                  (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (i) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

         (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

         (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

22. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Note and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

23. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law) . Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

24. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the ' Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

         (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

         (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

         (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

25. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State of New York. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five days, notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

         (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

         (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

26. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any) . The agreement contained in this Section has been made with reference to section 291-f of the Real Property Law of the State of New York.

27. Trust Funds. (a) Mortgagor shall receive the advances secured hereby subject to the trust fund provisions of Section 13 of the Lien Law of the State of New York.

         (b) All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

28. Additional Rights. (a) The clauses and covenants contained in this Mortgage that are construed by Section 254 of the Real Property Law of the State of New York shall be construed as provided in those sections, except that the provisions of subsection 4 of such Section 254 shall not in any manner apply to or construe the provisions of this Mortgage; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by such Section 254 and shall not impair, modify, alter or defeat such rights (except that the provisions of this Mortgage governing insurance shall be exclusive of and shall be in substitution for the rights which would be conferred by the clauses and covenants construed by such subsection 4 of such Section 254), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by such Section 254; the rights of Mortgagee arising under clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding, and in the event of any inconsistencies between the provisions of such Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

         (b) The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

29. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

30. Notices. All notices, requests, demands and other communications hereunder shall be given in the manner and to the addresses determined under subsection
10.2 of the Restated Credit Agreement. If any party other than Mortgagor shall be entitled to receive copies of notices, demands or approvals, failure of Mortgagee to send such copies shall not impair the effectiveness of any notice sent to Mortgagor.

31. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior. to the rights of the holder of 'any intervening or subordinate lien or encumbrance.

32. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the' maximum rate permitted by law to be charged by Mortgagee.

33. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

34. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided, in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

35. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

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36. Expenses; Indemnification. (a) Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee before and after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, nondisturbance agreement or similar document in connection with this Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders, fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Mortgagor shall pay such statements promptly upon receipt.

         (b) If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Indebtedness), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor), or in which Mortgagee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's lending to Mortgagor or acceptance of a guaranty from a Guarantor of the Indebtedness or of any of the Obligations or any of the transactions contemplated by this Mortgage, then Mortgagor will immediately reimburse or pay to Mortgagee all of the expenses which have been or may be incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and following the occurrence of a Default any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Indebtedness, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

         (c) Mortgagor shall indemnify and hold harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor. This indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

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37. Successors and Assigns. All covenants of Mortgagor contained in this
Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this mortgage so requires and if there shall be more than one Mortgagor, the obligations of Mortgagors shall be joint and several.

38. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

39. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of New York. Mortgagor hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Mortgage or the other Loan Documents or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Southern District of New York, or in the courts of the State of New York, as Mortgagee may elect, and, by execution and delivery of this Mortgage, Mortgagor hereby irrevocably accepts and submits to the nonexclusive jurisdiction of each of the aforesaid courts in persona, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its property. Mortgagor further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

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40. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

41. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein, and the word "Mortgagee" shall mean "Mortgagee or any successor administrative agent for the holder (s) of the Tranche C Note".

42. Nonresidential. THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING FACILITIES.

43. Last Dollars Secured; Priority. This Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Lenders. The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be secured hereby.

44. MAXIMUM SECURED AMOUNT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM AMOUNT OF PRINCIAPL INDEBTEDNESS SECURED BY THIS MORTGAGE AT THE TIME OF EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY HEREAFTER BECOME SECURED HEREBY AT ANY TIME IS SEVEN HUNDRED FIVE THOUSAND DOLLARS ($705,000); PROVIDED, THAT SUCH LIMITATION SHALL NOT LIMIT THE SECURITY OF THIS MORTGAGE WITH RESPECT TO (I) INTEREST ON THE AFORESAID MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS AT THE RATE APPLICABLE TO THE TRANCHE TERM LOANS AS PROVIDED IN THE CREDIT AGREEMENT, (II) AFTER A DEFAULT BY MORTGAGOR TO PAY OR PERFORM SAME, SUMS TO PAY IMPOSITIONS AS PROVIDED FOR HEREIN, (III) AFTER A DEFAULT BY MORTGAGOR TO PAY OR PERFORM SAME, SUMS TO PAY PREMIUMS ON INSURANCE POLICIES COVERING THE MORTGAGED PROPERTY AS PROVIDED FOR HEREIN, (IV) EXPENSES INCURRED IN UPHOLDING OR ENFORCING THE LIEN OF THIS MORTGAGE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSES OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, (V) AFTER DEFAULT BY MORTGAGOR TO PAY OR PERFORM SAME, EXPENSES INCURRED TO PROTECT THE PROPERTY SECURED BY THIS MORTGAGE, (VI) ANY AMOUNT, COSTS OR CHARGE TO WHICH THIS MORTGAGE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY AND (VII) ANY OTHER AMOUNT SECURED BY THIS MORTGAGE WHICH IF NOT LIMITED BY SUCH LIMITATION WOULD NOT RENDER THIS MORTGAGE INDEFINITE OR INCREASE THE AMOUNT OF MORTGAGE RECORDING TAXES, IF ANY, PAYABLE WITH RESPECT TO THIS MORTGAGE

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45. Mortgagor will pay all applicable mortgage recording tax imposed pursuant to
Article 11 of the New York Tax Law incurred in connection with the recordation of this Mortgage.

         This Mortgage has been duly executed by Mortgagor on the date first above written.

                                KOLAR, INC.


                                By:   /s/ Edward J. Fred
                                      Name:  Edward J. Fred
                                      Title: President

STATE OF NEW YORK )
                  :ss:
COUNTY OF NEW YORK)

On the 25th day of June in the year 2000 before me, the undersigned, personally appeared Edward J. Fred, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


/s/
Signature and Office of individual
taking acknowledgment


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                             SCHEDULE A DESCRIPTION

Parcel A

I:
                  ALL THAT TRACT OR PARCEL OF LAND situate in the City of Ithaca, County of Tompkins, State of New York, bounded and described as follows:
BEGINNING at a point at the intersection of the east line of Cliff Street and the north line of former Cascadilla Street (unopened), running thence North 05(Degree) 30' East along the east line of Cliff Street a distance of 450 feet to a nail set; running thence South 87(Degree) 51' East a distance of 118.7 feet to a point; running thence South 01(Degree) 49' West for a distance of 159.8 feet to a point; running thence South 01(Degree) 37' West for a distance of 307 feet to a point; running thence North 81(Degree) 09' West a distance of 149.8 feet to the point and place of beginning.

II:
                  ALL THAT TRACT OR PARCEL OF LAND situate in the City of Ithaca, County of Tompkins, State of New York, bounded and described as follows:
BEGINNING at a point in the North line of former Cascadilla Street (unopened street), said point being located South 81(Degree) 09'East for a distance of
149.8 feet from the intersection of said streetline with the east line of Cliff Street; running thence South 81(Degree)09' East for a distance of 50 feet to an iron pipe set; running thence North 01(Degree) 39'East for a distance of 473.83 feet to an iron pipe found; running thence North 89(Degree) 17' West passing through an iron stake at 38 feet and continuing for a total distance of 49.3 feet to a point; running thence South 01(Degree) 49' West for a distance of
159.8 feet to a point; running thence South 01(Degree) 37' West for a distance of 307 feet to the point and place of beginning.

III:
                  ALL THAT TRACT OR PARCEL OF LAND situate in the City of Ithaca, County of Tompkins, State of New York, bounded and described as follows:
BEGINNING at an iron pipe found in the west line of Cliff Street, said point being the southeast corner of Tax Map Number 42-1-9, being lands reputedly of Rea; running thence North 80(Degree) 58' West passing through an iron pipe at a distance of 7.2 feet, and continuing for a total distance of 60 feet to a point; running thence South 07(Degree) 14'West passing through an iron pipe found at a distance of 86 feet and continuing for a total distance of 146 feet to a point in the centerline of an existing ravine; running thence Easterly along the centerline of said ravine for a distance of 70 feet to a point in the west line of Cliff Street, said course having a chord bearing and distance of South 69(Degree) 07'East - 66.5 feet; running thence North 5(Degree) 30'East for a distance of 154 feet to the point and place of beginning.

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PARCEL B
                  ALL THAT TRACT OR PARCEL OF LAND situate in the City of Ithaca, County of Tompkins, State of New York, bounded and described as follows:

                  BEGINNING at a nail set in the at line of Cliff Street, said nail being located North 05(Degree) 30' East a distance of 450 feet from the intersection of Cliff Street with the North line of former Cascadilla Street (unopened); running thence North 05(Degree) 30' East along the east line of Cliff Street for a distance of 47.5 feet to an iron pin set; running thence North 00(Degree) 49' West along the east line of Cliff Street for a distance of
241.9 feet to an iron pin set; running thence North 89(Degree) 11' East for a distance of 130.0 feet to an iron pin set; running thence South 00(Degree) 49' East for a distance of 248.4 feet to an iron pin set; running thence South 05(Degree) 30' West for a distance of 47.5 feet to an iron pipe found; running thence North 89(Degree) 17' West for a distance of 11.3 feet to a point; running thence North 87(Degree) 51' West for a distance of 118.70 feet to the point and place of beginning.

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